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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-36659; No. 333-35051; and No. 333-88216 on Form S-3, and in Registration Statement No. 333-146148; No. 333-115280; No. 333-115279; No. 333-75709; No. 333-35043 on Form S-8, of our reports dated February 27, 2009, relating to the consolidated financial statements and financial statement schedule of Hearst-Argyle Television, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans and Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109), and the effectiveness of Hearst-Argyle Television, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 27, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM